                                                                          Ex 4.2

                               STATE OF DELAWARE                          PAGE 1

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "VP MERGER PARENT, INC.", CHANGING ITS NAME FROM "VP MERGER PARENT, INC." TO "VERMONT PURE HOLDINGS, LTD.", FILED IN THIS OFFICE ON THE FIFTH DAY OF OCTOBER, A.D. 2000, AT 1:15 O'CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDED OF DEEDS.



                           [SECRETARY'S OFFICE SEAL]

                                             /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

3215737  8100                                    AUTHENTICATION: 0718605

001504057                                        DATE: 10-05-00


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                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             VP MERGER PARENT, INC.

                      BEFORE RECEIPT OF PAYMENT FOR STOCK


     VP Merger Parent, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), does hereby certify:

     1. That the Certificate of Incorporation of the Company be and hereby is amended so that Article I shall be and read as follows:

     Article I.     The name of the Corporation is Vermont Pure Holdings, Ltd.

     2. That the Company has not received any payment for any of its stock, and that this amendment was duly adopted in accordance with the provisions of
Section 241 of the General Corporation Law of the State of Delaware.

     In witness whereof, VP Merger Parent, Inc. has caused this Certificate to be executed by its President this 4th day of October, 2000.

                                        VP MERGER PARENT, INC.


                                        By: /s/ Timothy Fallon
                                            --------------------------------
                                            Timothy Fallon, President